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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 1997 (except with respect to the Facility and the BellSouth Transaction discussed in Notes 1 and 7, as to which the date is March 18, 1997), included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File No. 33-86010 and Form S-8, File No. 333-05385.


                                                    ARTHUR ANDERSEN LLP

Washington, D.C.
March 25, 1997